Exhibit 99.1

Keysight Technologies Reports Second Quarter 2018 Results
Reports Record Revenue of $990 million and EPS Growth of 23 Percent

SANTA ROSA, Calif., May 30, 2018 - Keysight Technologies, Inc. (NYSE: KEYS) today reported financial results for the second fiscal quarter of 2018 ended April 30, 2018.

“Building on our outstanding start to the year, we delivered another excellent quarter with strong order growth and record revenue and we are raising our core revenue outlook for the year. Total revenue growth of 31 percent and 18 percent growth on a core basis was driven by broad-based core order strength as customers accelerate development in our key focus areas including 5G, automotive & energy and aerospace and defense,” said Ron Nersesian, Keysight president and CEO.

Second Quarter Financial Summary

•
GAAP revenue grew 31 percent to reach $990 million, when compared with $753 million last year. Non-GAAP revenue, which excludes the impact of fair value adjustments to acquisition-related deferred revenue balances, grew 32 percent to reach $999 million. Non-GAAP core revenue, which also excludes the impact of foreign currency changes and revenue associated with businesses acquired within the last twelve months, increased 18 percent.

•
GAAP net income was $64 million, or $0.34 per share, compared with $49 million, or $0.27 per share in the second quarter of 2017. Non-GAAP net income was $158 million, or $0.83 per share using 190 million weighted average shares, compared with $114 million, or $0.64 per share using 179 million weighted average shares in the second quarter of 2017.

•	As of April 30, 2018, cash and cash equivalents totaled $784 million.

First Half of Fiscal Year 2018 Financial Summary

•
GAAP revenue grew 24 percent to reach $1,827 million, when compared with $1,479 million last year. Non-GAAP revenue grew 25 percent to reach $1,855 million and non-GAAP core revenue increased 8 percent.

•
GAAP net income was $158 million, or $0.83 per share, compared with $158 million, or $0.90 per share last year. Non-GAAP net income was $255 million, or $1.34 per share using 190 million weighted average shares, compared with $212 million, or $1.20 per share using 176 million weighted average shares in the 2017 period.

•
Cash flow from operations was $282 million. Deployed capital by repaying $260 million of pre-payable debt and repurchasing 770,000 shares for $40 million under the $350 million share repurchase program authorization.

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Reporting Segments

•	Communications Solutions Group (CSG)
CSG revenue grew 27 percent in the second quarter and 11 percent in the first half of fiscal year 2018. CSG reported second quarter revenue of $536 million, driven by 5G-related R&D spending across the wireless ecosystem, early investment in next-generation 400G and PAM-4 network test and strong 27 percent year-over-year growth in the aerospace, defense and government end market.

•	Electronic Industrial Solutions Group (EISG)
EISG revenue grew 16 percent in the second quarter and 11 percent in the first half of fiscal year 2018. EISG reported second quarter revenue of $255 million, driven by strong growth for automotive and energy and general electronics measurement solutions.

•	Ixia Solutions Group (ISG)
ISG revenue was $90 million in the second quarter and $217 million in the first half of fiscal year 2018. ISG market conditions remained consistent with the prior quarter; however, second quarter ISG results were impacted by extensive integration efforts in the quarter. Many of these integration issues are now resolved and the expected annual cost synergies are ramping as planned.

•	Services Solutions Group (SSG)
SSG revenue grew 15 percent in the second quarter and 11 percent in the first half of fiscal year 2018. SSG reported record revenue of $118 million in the second quarter, driven by double-digit growth for our calibration, remarketed and repair services and solutions.

Outlook

Keysight’s third fiscal quarter of 2018 GAAP revenue is expected to be in the range of $937 million to $967 million and non-GAAP revenue for the third fiscal quarter of 2018 is expected to be in the range of $942 million to $972 million.

Non-GAAP earnings per share for the third fiscal quarter of 2018 are expected to be in the range of $0.72 to $0.82, which exclude items that pertain to future events and are not currently estimable with a reasonable degree of accuracy. Therefore, no reconciliation to GAAP amounts has been provided. Further information is discussed in the section titled “Non-GAAP Measures” below.

Webcast

Keysight’s management will present more details about its second quarter FY2018 financial results and its third quarter FY2018 outlook on a conference call with investors today at 1:30 p.m. PT. This event will be webcast in listen-only mode. Listeners may log on to the call at www.investor.keysight.com under the “Upcoming Events” section and select “Q2 2018 Keysight Technologies Inc. Earnings Conference Call” to participate or dial +1 866-393-4306 (U.S. only) or +1 734-385-2616 (International) and enter passcode 1275356.

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The webcast will remain on the company site for 90 days. A telephone replay of the conference call will be available at approximately 4:30 p.m. PT after the call and remain available for one week. The replay may be accessed by dialing +1 855-859-2056 (or +1 404-537-3406 from outside the U.S.) and entering passcode 1275356.

Forward-Looking Statements

This communication contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. These forward-looking statements involve risks and uncertainties that could significantly affect the expected results and are based on certain key assumptions of Keysight’s management and on currently available information. Due to such uncertainties and risks, no assurances can be given that such expectations or assumptions will prove to have been correct, and readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. Keysight undertakes no responsibility to publicly update or revise any forward-looking statement. The forward-looking statements contained herein include, but are not limited to, information and future guidance on the company’s goals, priorities, revenues, demand, financial condition, earnings, the continued strengths and expected growth of the markets the company sells into, operations, operating earnings, and tax rates that involve risks and uncertainties that could cause Keysight’s results to differ materially from management’s current expectations. Such risks and uncertainties include, but are not limited to, changes in the demand for current and new products, technologies, and services; customer purchasing decisions and timing, and the risk that we are not able to realize the savings or benefits expected from integration or restructuring activities. The words “estimate,” “expect,” “intend,” “will,” “should,” “forecast,” and similar expressions, as they relate to the company, are intended to identify forward-looking statements.

In addition to the risks above, other risks that Keysight faces include those detailed in Keysight’s filings with the Securities and Exchange Commission, including our Form 10-K for the fiscal year ended Oct. 31, 2017 and Keysight’s quarterly report on Form 10-Q for the period ended Jan. 31, 2018.

Segment Data

Segment data reflects the results of our reportable segments under our management reporting system. Segment revenue and income from operations are consistent with the respective non-GAAP measures as explained below and in the attached supplemental schedules. Segment data are provided on page 6 of the attached tables.

Use of Non-GAAP Financial Measures

In addition to financial information prepared in accordance with U.S. GAAP (“GAAP”), this document also contains certain non-GAAP financial measures based on management’s view of performance, including:

•	Non-GAAP Core Revenue

•	Non-GAAP Revenue

•	Non-GAAP Net Income

•	Non-GAAP Diluted EPS

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See the attached supplemental schedules for reconciliations of each non-GAAP financial measure to its most directly comparable GAAP financial measure for the three months and six months ended April 30, 2018 and for projected non-GAAP revenue amounts for the three months ended July 31, 2018. Following the reconciliations is a discussion of the items adjusted from our non-GAAP financial measures and the company’s reasons for including or excluding certain categories of income or expenses from our non-GAAP results.

About Keysight Technologies

Keysight Technologies, Inc. (NYSE: KEYS) is a leading technology company that helps enterprises, service providers, and governments accelerate innovation to connect and secure the world. Keysight's solutions optimize networks and bring electronic products to market faster and at a lower cost with offerings from design simulation, to prototype validation, to manufacturing test, to optimization in networks and cloud environments. Customers span the worldwide communications ecosystem, aerospace and defense, automotive, energy, semiconductor and general electronics end markets. Keysight generated revenues of $3.2B in fiscal year 2017. In April 2017, Keysight acquired Ixia, a leader in network test, visibility, and security. More information is available at www.keysight.com.

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Additional information about Keysight Technologies is available in the newsroom at www.keysight.com/go/news and on Facebook, Google+, LinkedIn, Twitter and YouTube.

EDITORIAL CONTACT:
Denise Idone
+ 1 631-849-3500
denise.idone@keysight.com
INVESTOR CONTACT:
Jason Kary
+1 707-577-6916
jason.kary@keysight.com

Source: IR-KEYS

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KEYSIGHT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Three months ended
	April 30,		Percent
	2018	2017	Inc/(Dec)

Orders	$987	$805	23%

Net revenue	$990	$753	31%

Costs and expenses:
Cost of products and services	447	340	31%
Research and development	156	119	30%
Selling, general and administrative	299	256	17%
Other operating expense (income), net	(12)	(4)	230%
Total costs and expenses	890	711	25%

Income from operations	100	42	140%

Interest income	2	2	27%
Interest expense	(21)	(24)	(13)%
Other income (expense), net	2	2	(41)%

Income before taxes	83	22	282%

Provision (benefit) for income taxes	19	(27)	(168)%

Net income	$64	$49	31%

Net income per share:
Basic	$0.34	$0.28
Diluted	$0.34	$0.27

Weighted average shares used in computing net income per share:
Basic	188	177
Diluted	190	179

KEYSIGHT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Six months ended
	April 30,		Percent
	2018	2017	Inc/(Dec)

Orders	$1,951	$1,500	30%

Net revenue	$1,827	$1,479	24%

Costs and expenses:
Cost of products and services	857	662	29%
Research and development	302	227	33%
Selling, general and administrative	588	469	26%
Other operating expense (income), net	(15)	(83)	(82)%
Total costs and expenses	1,732	1,275	36%

Income from operations	95	204	(53)%

Interest income	5	3	57%
Interest expense	(43)	(36)	20%
Other income (expense), net	3	3	28%

Income before taxes	60	174	(65)%

Provision (benefit) for income taxes	(98)	16	(724)%

Net income	$158	$158	—%

Net income per share:
Basic	$0.84	$0.91
Diluted	$0.83	$0.90

Weighted average shares used in computing net income per share:
Basic	187	174
Diluted	190	176

KEYSIGHT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(In millions, except par value and share amounts)
PRELIMINARY

	April 30,	October 31,
	2018	2017
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$784	$818
Accounts receivable, net	579	547
Inventory	597	588
Other current assets	229	224
Total current assets	2,189	2,177

Property, plant and equipment, net	546	530
Goodwill	1,891	1,882
Other intangible assets, net	754	855
Long-term investments	59	63
Long-term deferred tax assets	203	186
Other assets	281	240
Total assets	$5,923	$5,933

LIABILITIES AND EQUITY

Current liabilities:
Current portion of long-term debt	$—	$10
Accounts payable	240	211
Employee compensation and benefits	241	217
Deferred revenue	347	291
Income and other taxes payable	47	28
Other accrued liabilities	78	62
Total current liabilities	953	819

Long-term debt	1,789	2,038
Retirement and post-retirement benefits	309	309
Long-term deferred revenue	119	101
Other long-term liabilities	230	356
Total liabilities	3,400	3,623

Stockholders' Equity:
Preferred stock; $0.01 par value; 100 million shares
authorized; none issued and outstanding	—	—
Common stock; $0.01 par value, 1 billion shares
authorized; 190 million shares at April 30, 2018
and 188 million shares at October 31, 2017, issued	2	2
Treasury stock at cost; 3.1 million shares at April 30, 2018 and
2.3 million shares at October 31, 2017, respectively	(102)	(62)
Additional paid-in-capital	1,837	1,786
Retained earnings	1,205	1,041
Accumulated other comprehensive loss	(419)	(457)
Total stockholders' equity	2,523	2,310
Total liabilities and equity	$5,923	$5,933

KEYSIGHT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(In millions)
(Unaudited)
PRELIMINARY
	Six months ended
	April 30,
	2018	2017
Cash flows from operating activities:
Net income	$158	$158
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	157	73
Share-based compensation	34	31
Debt issuance expense	—	9
Deferred tax benefit	(237)	(13)
Excess and obsolete inventory-related charges	11	6
Gain on sale of assets and divestiture	(8)	(8)
Pension curtailment and settlement gains	—	(68)
Asset impairment	—	7
Other non-cash expenses, net	5	1
Changes in assets and liabilities:
Accounts receivable	(31)	10
Inventory	(18)	(10)
Accounts payable	20	(17)
Employee compensation and benefits	23	—
Income taxes payable	125	(7)
Retirement and post-retirement benefits	(22)	(6)
Deferred revenue	71	30
Other assets and liabilities	(6)	(32)
Net cash provided by operating activities (a)	282	164

Cash flows from investing activities:
Investments in property, plant and equipment	(58)	(33)
Proceeds from sale of property, plant and equipment	—	8
Change in restricted cash and cash equivalents, net	—	1
Proceeds from sale of investments	—	4
Acquisition of businesses and intangible assets, net of cash acquired	(3)	(1,622)
Proceeds from divestiture	12	—
Net cash used in investing activities	(49)	(1,642)

Cash flows from financing activities:
Proceeds from issuance of common stock under employee stock plans	33	21
Proceeds from issuance of common stock under public offering	—	444
Payment of taxes related to net share settlement of equity awards	(16)	(11)
Treasury stock repurchases (b)	(28)	—
Proceeds from short-term borrowings	40	170
Proceeds from issuance of long-term debt	—	1,069
Payment of debt issuance costs	—	(16)
Repayment of debt and credit facility	(300)	—
Net cash provided by /(used in) financing activities	(271)	1,677
Effect of exchange rate movements	4	1
Net increase (decrease) in cash and cash equivalents	(34)	200
Cash and cash equivalents at beginning of period	818	783
Cash and cash equivalents at end of period	$784	$983

(a) Cash payments included in operating activities:
Income tax payments, net	$(11)	$(34)
Interest payment on borrowings	$(41)	$(22)

(b) For the six months ended April 30, 2018, we repurchased 773,352 shares of common stock for $40 million, held as treasury stock and accounted for at trade date using the cost method. There were $12 million stock repurchases pending settlement as of April, 30 2018.

KEYSIGHT TECHNOLOGIES, INC.
RECONCILIATION OF REVENUE EXCLUDING IMPACTS OF CURRENCY AND ACQUISITIONS
(In millions)
(Unaudited)
PRELIMINARY

	Q3'18 Guidance		Year-over-year compare			Year-over-year compare
	Low end	High end	Q2'18	Q2'17	Percent Inc/(Dec)	H1'18	H1'17	Percent Inc/(Dec)
GAAP Revenue	$937	$967	$990	$753	31%	$1,827	$1,479	24%
Amortization of acquisition-related balances	5	5	9	5		28	5
Non-GAAP Revenue	$942	$972	$999	$758	32%	$1,855	$1,484	25%
Less: Revenue from acquisition included in segment results			(84)	—		(219)	—
Currency impacts			(20)	—		(31)	—
Non-GAAP Core Revenue			$895	$758	18%	$1,605	$1,484	8%

Please refer page 9 for discussion on our non-GAAP financial measures.

KEYSIGHT TECHNOLOGIES, INC.
SEGMENT RESULTS INFORMATION
(In millions, except where noted)
(Unaudited)
PRELIMINARY

Communications Solutions Group			YoY			YoY
	Q2'18	Q2'17	% Chg	H1'18	H1'17	% Chg
Revenue	$536	$424	27%	$956	$858	11%
Gross Margin, %	61.7%	61.3%		61.3%	60.9%
Income from Operations	$126	$75		$185	$147
Operating Margin, %	23%	18%		19%	17%

Electronic Industrial Solutions Group			YoY			YoY
	Q2'18	Q2'17	% Chg	H1'18	H1'17	% Chg
Revenue	$255	$220	16%	$458	$412	11%
Gross Margin, %	61.3%	61.8%		60.3%	60.9%
Income from Operations	$67	$57		$104	$99
Operating Margin, %	26%	26%		23%	24%

Ixia Solutions Group (a)			YoY			YoY
	Q2'18	Q2'17	% Chg	H1'18	H1'17	% Chg
Revenue	$90	$12	NA	$217	$12	NA
Gross Margin, %	75.8%	77.1%		75.7%	77.1%
Income from Operations	$(7)	$(2)		$11	$(2)
Operating Margin, %	(8)%	(13)%		5%	(13)%

Services Solutions Group			YoY			YoY
	Q2'18	Q2'17	% Chg	H1'18	H1'17	% Chg
Revenue	$118	$102	15%	$224	$202	11%
Gross Margin, %	40.6%	40.9%		40.5%	40.2%
Income from Operations	$18	$17		$35	$31
Operating Margin, %	15%	16%		15%	15%

(a) The Ixia Solutions Group operating results for Q2'17 and H1'17 include activity for 13 days during the period, from the date of acquisition, April 18, 2017, through April 30, 2017.

Net revenue for our segments, Ixia Solutions Group and Communication Solution Group excludes the impact of amortization of acquisition-related balances of $8 million and $1 million for Q2'18, respectively, and $27 million and $1 million for H1'18, respectively. Net revenue for our segments, Ixia Solutions Group and Communication Solution Group excludes the impact of amortization of acquisition-related balances of $4 million and $1 million for Q2'17, respectively, and $4 million and $1 million for H1'17, respectively. Segment revenue and income from operations are consistent with the respective non-GAAP measures as discussed on Page 9.

KEYSIGHT TECHNOLOGIES, INC.
NON-GAAP NET INCOME AND DILUTED EPS RECONCILIATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Three months ended				Six months ended
	April 30,				April 30,
	2018		2017		2018		2017
	Net Income	Diluted EPS	Net Income	Diluted EPS	Net Income	Diluted EPS	Net Income	Diluted EPS

GAAP Net income	$64	$0.34	$49	$0.27	$158	$0.83	$158	$0.90
Non-GAAP adjustments:
Amortization of acquisition-related balances	65	0.34	26	0.15	154	0.81	36	0.21
Share-based compensation expense	15	0.08	13	0.07	34	0.18	31	0.18
Acquisition and integration costs	17	0.09	31	0.17	36	0.19	37	0.21
Acquisition-related compensation expense	—	—	28	0.16	—	—	28	0.16
Separation and related costs	1	0.01	8	0.05	2	0.01	14	0.08
Pension curtailment and settlement gains	—	—	—	—	—	—	(68)	(0.39)
Northern California wildfire-related costs	—	—	—	—	7	0.04	—	—
Restructuring and related costs	11	0.06	1	0.01	13	0.07	3	0.01
Other	(6)	(0.03)	8	0.04	(6)	(0.03)	—	—
Adjustment for taxes (a)	(9)	(0.06)	(50)	(0.28)	(143)	(0.76)	(27)	(0.16)
Non-GAAP Net income	$158	$0.83	$114	$0.64	$255	$1.34	$212	$1.20

Weighted average shares outstanding - diluted	190		179		190		176

(a) For the three and six months ended April 30, 2018 and April 30, 2017, management uses a non-GAAP effective tax rate of 15% and 17% respectively. Historical amounts are reclassified to conform with current presentation.

Please refer page 9 for discussion on our non-GAAP financial measures.

KEYSIGHT TECHNOLOGIES, INC.
GAAP REVENUE BY END MARKET
(In millions)
(Unaudited)
PRELIMINARY

			YoY
	Q2'18	Q2'17	% Chg
Aerospace, Defense & Government	$213	$168	27%
Commercial Communications	322	255	26%
Electronic Industrial	255	220	16%
Ixia (a)	82	8	NA
Services	118	102	15%
Total Revenue	$990	$753	31%

(a) The Ixia Solutions Group operating results for Q2'17 include activity for 13 days during the period, from the date of acquisition, April 18, 2017, through April 30, 2017.

KEYSIGHT TECHNOLOGIES, INC.
Non-GAAP Financial Measures

Management uses both GAAP and non-GAAP financial measures to analyze and assess the overall performance of the business, to make operating decisions and to forecast and plan for future periods. We believe that our investors benefit from seeing our results “through the eyes of management” in addition to seeing our GAAP results. This information enhances investors’ understanding of the continuing performance of our business and facilitates comparison of performance to our historical and future periods.

Our non-GAAP financial measures may not be comparable to similarly titled measures used by other companies, including industry peer companies, limiting the usefulness of these measures for comparative purposes.

These non-GAAP measures should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. The discussion below presents information about each of the non-GAAP financial measures and the company’s reasons for including or excluding certain categories of income or expenses from our non-GAAP results. In future periods, we may exclude such items and may incur income and expenses similar to these excluded items. Accordingly, adjustments for these items and other similar items in our non-GAAP presentation should not be interpreted as implying that these items are non-recurring, infrequent or unusual.

Non-GAAP Revenue includes recognition of acquired deferred revenue that was written down to fair value in purchase accounting. Management believes that excluding fair value purchase accounting adjustments more closely correlates with the ordinary and ongoing course of the acquired company’s operations and facilitates analysis of revenue growth and business trends.

Non-GAAP Core Revenue is non-GAAP revenue (see Non-GAAP Revenue above) excluding the impact of foreign currency changes and revenue associated with businesses acquired within the last twelve months We exclude the impact of foreign currency changes as currency rates can fluctuate based on factors that are not within our control and can obscure revenue growth trends. As the nature, size and number of acquisitions can vary significantly from period to period and as compared to our peers, we exclude revenue associated with recently acquired businesses to facilitate comparisons of revenue growth and analysis of underlying business trends.

Non-GAAP Income from Operations, Non-GAAP Net Income and Non-GAAP Diluted EPS may include the following types of adjustments:

•
Share-based Compensation Expense: We exclude share-based compensation expense from our non-GAAP financial measures because share-based compensation expense can vary significantly from period to period based on the company’s share price, as well as the timing, size and nature of equity awards granted. Management believes the exclusion of this expense facilitates the ability of investors to compare the company’s operating results with those of other companies, many of which also exclude share-based compensation expense in determining their non-GAAP financial measures.

•
Acquisition-related Items: We exclude the impact of certain items recorded in connection with business combinations from our non-GAAP financial measures that are either non-cash or not normal, recurring operating expenses due to their nature, variability of amounts and lack of predictability as to occurrence or timing. These amounts may include non-cash items such as the amortization of acquired intangible assets and amortization of items associated with fair value purchase accounting adjustments, including recognition of acquired deferred revenue (see Non-GAAP Revenue above). We also exclude transaction and certain other cash costs associated with business acquisitions that are not normal recurring operating expenses, including amortization of amounts paid to redeem acquires’ unvested stock-based compensation awards, and legal, accounting and due diligence costs. We exclude these charges to facilitate a more meaningful evaluation of our current operating performance and comparisons to our past operating performance.

•
Separation and Related Costs: We exclude all incremental expenses incurred to effect the separation of Keysight from Agilent. We exclude expenses that would not have been incurred if we had no plan to spin-off including, among other things, branding, legal, accounting and advisory fees, costs to resize and optimize our infrastructure and other costs to separate and transition from Agilent. We believe that these costs do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of the company’s current operating performance or comparisons to our operating performance in other periods.

•
Restructuring and Related Costs: We exclude incremental expenses associated with restructuring initiatives, usually aimed at material changes in the business or cost structure. Such costs may include employee separation costs, asset impairments, facility-related costs, contract termination fees, and costs to move operations from one location to another. These activities can vary significantly from period to period based on the timing, size and nature of restructuring plans; therefore, we do not consider such costs to be normal, recurring operating expenses. We believe that these costs do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of the company’s current operating performance or comparisons to our operating performance in other periods.

•
Northern California wildfire related costs and Other Items: We exclude certain other significant income or expense items that may occur occasionally and are not normal, recurring, cash operating from our non-GAAP financial measures. Such items are evaluated on an individual basis based on both quantitative and qualitative factors and generally represent items that we would not anticipate occurring as part of our normal business on a regular basis. While not all-inclusive, examples of certain other significant items excluded from non-GAAP financial measures would be: costs related to unusual disaster like Northern California wildfires, significant realized gains or losses associated with our employee benefit plans, gain on sale of assets and small divestitures etc.

•
Estimated Tax Rate: We utilize a consistent methodology for long-term projected non-GAAP tax rate. When projecting this long-term rate, we exclude any tax benefits or expenses that are not directly related to ongoing operations and which are either isolated or cannot be expected to occur again with any regularity or predictability. Additionally, we evaluate our current long-term projections, current tax structure and other factors, such as existing tax positions in various jurisdictions and key tax holidays in major jurisdictions where Keysight operates. This tax rate could change in the future for a variety of reasons, including but not limited to significant changes in geographic earnings mix including acquisition activity, or fundamental tax law changes in major jurisdictions where Keysight operates. The above reasons also limit our ability to reasonably estimate the future GAAP tax rate and provide a reconciliation of the expected non-GAAP earnings per share for the third fiscal quarter of 2018 to the GAAP equivalent.

Management recognizes these items can have a material impact on our cash flows and/or our net income. Our GAAP financial statements, including our Condensed Consolidated Statement of Cash Flows, portray those effects. Although we believe it is useful for investors to see core performance free of special items, investors should understand that the excluded costs are actual expenses that may impact the cash available to us for other uses. To gain a complete picture of all effects on the company’s profit and loss from any and all events, management does (and investors should) rely upon the Condensed Consolidated Statement of Operations prepared in accordance with GAAP. The non-GAAP measures focus instead upon the core business of the company, which is only a subset, albeit a critical one, of the company’s performance.